UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2007

Interstate Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500,	22203
Arlington, Virginia

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 387-3100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 26, 2007, Interstate Hotels & Resorts, Inc., a Delaware corporation, (the “Company”), entered into a Purchase and Sale Agreement with Amkadian Holdings, Inc., a Delaware corporation (the “Purchaser”), an affiliate of Sorrento Asset Management, a Dublin, Ireland-based company to sell its BridgeStreet Worldwide corporate housing business (“BridgeStreet”). The transaction also closed on January 26, 2007 and the Company received net proceeds of approximately $40.5 million (the “Transaction”). BridgeStreet provides apartment rentals for both individuals and corporations with a need for temporary housing as an alternative to long-term apartment rentals or prolonged hotel stays.
A copy of the Purchase and Sale Agreement in connection with the Transaction is attached herewith as Exhibit 2.1, and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As of January 26, 2007, H. Lee Curtis, will no longer be employed as an officer of the Company but will continue to be the president of BridgeStreet, which has been divested by the Company to the Purchaser in connection with the Transaction.
9.01. Financial Statement and Exhibits.

(b)	Pro Forma Financial Information
The Company’s unaudited pro forma financial statements reflect the Transaction as if the Transaction had been completed at the beginning of the periods presented for the statement of operations and as of September 30, 2006 for the balance sheet.
The Company’s unaudited pro forma financial statements do not purport to represent what the Company’s results of operations or financial condition would actually have been if the Transaction had occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period.
The Company’s unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, which are set forth in the notes to the unaudited financial statements, that the Company believes are reasonable under the circumstances. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the unaudited consolidated financial statements as of and for the nine months ended September 30, 2006 filed in Form 10-Q and the audited consolidated financial statements for the year ended December 31, 2005 filed in Form 10-K.

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 30, 2006
(In thousands)

	Interstate
	Hotels &
	Resorts, Inc.	Disposition of
	Historical	BridgeStreet		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$12,320	$3,282	A	$9,038
Restricted cash	4,181	—		4,181
Accounts receivable, net of allowance for doubtful accounts	55,810	15,921	B	39,889
Due from related parties, net of allowance for doubtful accounts	1,498	—		1,498
Prepaids expenses and other current assets	14,354	9,642	C	4,712

Total current assets	88,163	28,845		59,318

Marketable securities	1,385	—		1,385
Property and equipment, net	69,546	2,299	D	67,247
Investments in and advances to affiliates	10,630	—		10,630
Notes receivable	4,962	—		4,962
Deferred income taxes, net	14,721	—		14,721
Goodwill	86,185	9,857	E	76,328
Intangible assets, net	32,707	14	F	32,693

Total assets	$308,299	$41,015		$267,284

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,991	$2,281	G	$2,710
Accrued expenses	75,879	7,737	G	68,142
Current portion of long-term debt	3,750	—		3,750

Total current liabilities	84,620	10,018		74,602
Deferred compensation	1,329	—		1,329
Long-term debt	67,552	—		67,552

Total liabilities	153,501	10,018		143,483
Minority interest	468	—		468
Commitments and contingencies
Total stockholders’ equity	154,330	30,997	H	123,333

Total liabilities, minority interests and stockholders’ equity	$308,299	$41,015		$267,284

The accompanying notes are an integral part of the pro forma financial information.

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006
(In thousands, except per share amounts)

	Interstate
	Hotels &
	Resorts, Inc.	Disposition of
	Historical	BridgeStreet		Pro Forma
Revenue:
Lodging	$18,609	$—		$18,609
Management fees	34,386	—		34,386
Management fees-related parties	12,030	—		12,030
Termination fees	18,774	—		18,774
Termination fees-related parties	6,117	—		6,117
Corporate housing	101,066	101,066	I	—
Other	9,117	—		9,117

	200,099	101,066		99,033
Other revenue from managed properties	645,553	—		645,553

Total revenue	845,652	101,066		744,586

Operating expenses by department:
Lodging	13,670	—		13,670
Corporate housing	80,079	80,079	J	—
Undistributed operating expenses:
Administrative and general	58,553	15,324	K	43,229
Depreciation and amortization	5,908	1,193	L	4,715
Restructuring charges	—	—		—
Asset impairments and write-offs	10,666	—		10,666

	168,876	96,596		72,280
Other expenses from managed properties	645,553	—		645,553

Total operating expenses	814,429	96,596		717,833

OPERATING INCOME	31,223	4,470		26,753
Interest expense, net	(4,795)	(18)	M	(4,777)
Equity in earnings of affiliates	4,311	—		4,311
Gain on sale of investment and extinguishment of debt	—	—		—

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS AND INCOME TAXES	30,739	4,452		26,287
Income tax expense	(11,615)	(1,402)	N	(10,213)
Minority interest expense	(171)	—		(171)

INCOME FROM CONTINUING OPERATIONS	$18,953	$3,050		$15,903

BASIC AND DILUTED EARNINGS PER SHARE:
Basic earnings per share from continuing operations	$0.61			$0.51
Diluted earnings per share from continuing operations	$0.60			$0.51

Weighted average basic shares outstanding (in thousands)	30,983			30,983
Weighted average diluted shares outstanding (in thousands)	31,424			31,424
The accompanying notes are an integral part of the pro forma financial information.

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands, except per share amounts)

	Interstate
	Hotels &
	Resorts, Inc.	Disposition of
	Historical	BridgeStreet		Pro Forma
Revenue:	P
Lodging	$12,638	$—		$12,638
Management fees	48,379	—		48,379
Management fees-related parties	22,295	—		22,295
Termination fees	1,392	—		1,392
Termination fees-related parties	5,807	—		5,807
Corporate housing	120,519	120,519	I	—
Other	11,140	—		11,140

	222,170	120,519		101,651
Other revenue from managed properties	893,760	—		893,760

Total revenue	1,115,930	120,519		995,411

Operating expenses by department:
Lodging	10,009	—		10,009
Corporate housing	96,868	96,868	J	—
Undistributed operating expenses:
Administrative and general	79,219	19,247	K	59,972
Depreciation and amortization	9,141	1,101	L	8,040
Restructuring charges	2,043	91	O	1,952
Asset impairments and write-offs	5,583	—		5,583

	202,863	117,307		85,556
Other expenses from managed properties	893,760	—		893,760

Total operating expenses	1,096,623	117,307		979,316

OPERATING INCOME	19,307	3,212		16,095
Interest expense, net	(8,971)	—		(8,971)
Equity in earnings of affiliates	3,492	—		3,492
Gain on sale of investment and extinguishment of debt	4,658	—		4,658

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS AND INCOME TAXES	18,486	3,212		15,274
Income tax expense	(7,327)	(1,012)	N	(6,315)
Minority interest expense	(173)	—		(173)

INCOME FROM CONTINUING OPERATIONS	$10,986	$2,200		$8,786

BASIC AND DILUTED EARNINGS PER SHARE:
Basic earnings per share from continuing operations	$0.36			$0.29
Diluted earnings per share from continuing operations	$0.36			$0.29

Weighted average basic shares outstanding (in thousands)	30,522			30,522
Weighted average diluted shares outstanding (in thousands)	30,825			30,825
The accompanying notes are an integral part of the pro forma financial information.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

A	Remove the cash related to BridgeStreet.

B	Remove gross accounts receivable of $16.8 million and $0.9 million of allowance for doubtful accounts from customers for stays in the leased apartments.

C	Remove prepaid expenses of $9.6 million that consist of prepaid rent, insurance, advertising, security deposits and other miscellaneous prepaid expenses.

D	Remove $6.5 million of gross fixed assets, such as furniture, leasehold improvements and computer equipment and $4.2 million of related accumulated depreciation.

E	Remove goodwill of $9.9 million that resulted when the Company merged with Interstate Hotels Corporation in July 2002.

F	Remove intangible asset related to customer rental contracts which the Company assumed as part of the acquisition of a corporate housing business in Chicago, IL.

G	Remove accounts payable and accrued expenses of $10.0 million related to trade payables due to vendors, sales tax payable, accrued payroll and other various miscellaneous accrued expenses.

H	Remove the related stockholders’ equity for BridgeStreet.

I	Remove corporate housing revenue of $101.1 million and $120.5 million, for the nine months ended September 30, 2006 and full year 2005, respectively. This consists of revenues earned when customers stay in leased apartments.

J	Remove corporate housing expense of $80.1 million and $96.9 million, for the nine months ended September 30, 2006 and full year 2005, respectively. These costs include lease payments for apartments and furniture, utilities, housekeeping services and costs associated with our field staff.

K	Remove administrative and general expense of $15.3 million and $19.2 million, for the nine months ended September 30, 2006 and full year 2005, respectively. These costs are associated with the management of the corporate housing facilities.

L	Remove depreciation and amortization expense of $1.2 million and $1.1 million, for the nine months ended September 30, 2006 and full year 2005, respectively.

M	Remove interest expense of $18,000 for the nine months ended September 30, 2006. The interest expense is related to capital leases.

N	Remove income tax expense of $1.4 million and $1.0 million, for the nine months ended September 30, 2006 and full year 2005, respectively. The composite tax rate for the BridgeStreet subsidiary was 31.5% in both periods.

O	Remove restructuring expense of $0.1 million for the full year 2005. This is related to severance for former personnel of the Company’s corporate housing business in connection with the consolidation and restructuring in one of the field offices.

P	To present the 2005 statement of operations in accordance with the 2006 presentation, certain reclassifications have been made to the amounts filed in the 2005 10-K. Lodging revenue was $12,656 and is now $12,638. Other fees was $11,434 and is now $11,140. Interest Income was $980 and is now $1,292. These reclassifications were made to accurately present interest income. Termination fees and termination fees-related party have been removed from management fees and management fees-related party to be presented as their own line item. Management fees was $49,771 and is now $48,379. Management fees-related parties was $28,102 and is now $22,295.

(d)	Exhibits
The following exhibits are filed as part of this report on form 8-K:

Exhibit Number	Description

2.1	Purchase and Sale Agreement, by and among Interstate Hotels & Resorts, Inc., Interstate Operating Company, L.P. and Amkadian Holdings, Inc., entered into as of January 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

January 29, 2007	By: /s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

2.1	Purchase and Sale Agreement, by and among Interstate Hotels & Resorts, Inc., Interstate Operating Company, L.P. and Amkadian Holdings, Inc., entered into as of January 26, 2007.